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    NEWS RELEASE                   [LOGO OF HERITAGE NATIONAL BANK APPEARS HERE]
        FROM

RELEASE DATE:                                FOR ADDITIONAL INFORMATION
                                             CONTACT:
  April 9, 1997                                      Guy H. Boyer
                                                     Executive Vice President

                             STOCK SPLIT DECLARED

Heritage Bancorp, Inc. (OTC-HBCI) has declared a 2-for-1 stock split in the form of a 100% stock dividend. All stockholders who own Heritage Bancorp, Inc. stock on the record date, May 14, 1997, will receive one additional share for each share held. The closing market price of Heritage Bancorp, Inc. stock on April 8, 1997, the declaration date, was $26.00. The new shares of stock will be distributed on May 23, 1997.

Allen E. Kiefer, President and Chief Executive Officer commented, "this stock dividend is a reward to our stockholders for the record financial performance of the company in 1996 and the record first quarter earnings in 1997". The indicated cash dividend rate for 1997 is $.48 per share compared to $.43 per share in 1996, restated to give effect to the 2-for-1 stock split in the form of the 100% stock dividend.

Heritage Bancorp, Inc. is a one bank holding company with assets in excess of $344,000,000 headquartered in Pottsville, Pennsylvania.





























    120 South Centre Street; P.O. Box 1100; Pottsville, Pennsylvania 17901
                   Phone (717) 622-2320 . Fax (717) 622-2588